Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 16, 2023, with respect to the consolidated financial statements of Nuvalent, Inc., incorporated by reference herein.

/s/ KPMG LLP

Boston, Massachusetts

March 16, 2023